UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

TRIO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178472	99-0369568
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

100 King Street West, Suite 5600
Toronto, Ontario	M5X 1C9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 409-2802

Allied Technologies Group, Inc. 28A Horbow-Kolonia, Zalesie, Poland 21-512
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The purpose of this Amendment to the Company’s Current Report on Form 8-K, originally dated December 14, 2012, filed with the Securities and Exchange Commission on December 17, 2012 and amended on February 19, 2013 (the “Form 8-K”), is to amend certain disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and related “Risk Factors” and to file certain exhibits.

No other changes have been made to the Form 8-K. This Amendment speaks as of the original filing date of the Form 8-K and does not reflect events that have occurred subsequent to the original filing date.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. Such statements may include, but are not limited to, information related to our business plans and objectives; anticipated operations and operating results; potential exploration and exploration results; relationships with refiners, purchasers and off-takers; demand for mineralized materials; financial resources and condition; ability to produce revenues; anticipated sales, revenues and profitability; the ability to secure the capital necessary to continue our operations and take advantage of opportunities; buildout of our mill and milling capacity; developments with respect to environmental enforcement and remediation matters; changes in accounting treatment; cost of sales, selling, general and administrative expenses; interest expense; legal proceedings and claims. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we currently anticipate. Except as required by law, we assume no obligation to update any forward-looking statements.

CAUTIONARY NOTES TO U.S. INVESTORS CONCERNING ESTIMATES

We operate as an exploration company in the province of Ontario, Canada. Our activities have been limited to acquiring our initial land holdings and mineral claims, and our initial equipment and fixed assets, with a view to implementing our plans to begin small-scale processing and monetization of our existing above-ground mineralized material. The property that we have acquired is without known reserves, we currently undertake no mining operations and our proposed program is exploratory in nature. We have not obtained a “final” or “bankable” feasibility study (as defined under the SEC’s Industry Guide 7 (“Guide 7”)) nor a technical report under Canada’s National Instrument 43-101 (“NI 43-101”). Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three year history average price must be used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority. We report on quantities and qualities of certain mineralized materials and concentrates. These are not terms defined or recognized under United States standards, including Guide 7, or NI 43-101. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors are cautioned not to assume that all or any part of the Company’s mineralized materials will ever be upgraded to a higher or recognized category. The information contained in this report containing descriptions of our mineralized materials may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of United States federal securities laws and the rules and regulations thereunder.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Allied Technologies Group, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

•	“Closing Date” means December 14, 2012;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Trio” refers to TrioResources AG Inc., an Ontario corporation;
•	“Allied” refers to Trio Resources, Inc, formerly Allied Technologies Group, Inc., a Nevada corporation;
•	“SEC” or the “Commission” refers to the Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

2

INTRODUCTION

On December 14, 2012, we entered into a transaction (the “Share Exchange”), pursuant to which we acquired 100% of the issued and outstanding equity securities of Trio, in exchange for the issuance of 2,130,000 shares of common stock, par value $0.001 per share, of Allied (the “Common Stock”), to be issued to the shareholders of Trio (the “Trio Shareholders”). Under the terms of the Share Exchange, all 1,500,000 shares of Allied Common Stock owned by Ihar Yaravenka, the former sole director, officer, and principal shareholder of Allied (the “Principal Shareholder”), which constituted 57.9% of the issued and outstanding shares of Common Stock of Allied prior to the Share Exchange were cancelled.

As a result of the Share Exchange, Trio became the wholly owned subsidiary of Allied and the Trio Shareholders became the controlling shareholders of Allied, owning an aggregate of 66.15% of the issued and outstanding shares of Common Stock. In connection with the Share Exchange, the Principal Shareholder submitted a resignation letter resigning from his positions as the sole director and officer of Allied, effective upon the closing of the Share Exchange, and the directors of Trio were appointed to the Board of Directors of Allied, and the officers of Trio were appointed as the officers of Allied.

The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein Trio is considered the acquirer for accounting and financial reporting purposes. For more information about the acquisition of Trio, see “Item 1.01—Share Exchange” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

Allied filed a Certificate of Amendment of its Articles of Incorporation (the “Charter Amendment”) with the Secretary of State of Nevada to (1) change its name from Allied Technologies Group, Inc. to Trio Resources, Inc. (the “Name Change”) and (2) increase its total authorized shares of Common Stock, from 75,000,000 shares to 400,000,000 shares (the “Authorized Share Increase”). Additionally, as a condition to close the Share Exchange, our Board of Directors approved and authorized us to take the necessary steps to effect a forward stock split of the issued and outstanding shares of Common Stock, such that each issued and outstanding share of Common Stock shall be automatically changed and converted into one hundred (100) shares of Common Stock, effective as of December 31, 2012 with a record date of December 27, 2012 (the “Forward Stock Split”).

As a result of the Share Exchange, the Company is now a holding company operating through Trio, a Canadian junior exploration and milling company.

Pursuant to the Share Exchange, Allied is considered to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). To the extent that we are deemed to be a shell company, and in accordance with the requirements of Item 2.01(f) of Form 8-K, this Report sets forth information that would be required if Allied was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to the Common Stock (which is the only class of Allied’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

3

This Current Report responds to the following items on Form 8-K:

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 3.02 Unregistered Sales of Equity Securities

Item 4.01 Changes in Registrant’s Certifying Accountant

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles Of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06 Change in Shell Company Status

Item 9.01 Financial Statements and Exhibits

4

5

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Trio

On the Closing Date, Allied entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Trio and (ii) the former shareholders of Trio (the “Trio Shareholders”), and (iii) Ihar Yaravenka, the former sole director, officer, and principal shareholder of Allied (the “Principal Shareholder”), pursuant to which Allied acquired all of the outstanding capital stock of Trio from the Trio Shareholders in exchange for the issuance of 2,130,000 shares of Common Stock to the Trio Shareholders (the “Share Exchange”). The shares issued to the Trio Shareholders in the Share Exchange constituted approximately 66.15% of our issued and outstanding shares of Common Stock as of and immediately after the consummation of the Share Exchange and cancellation of the 1,500,000 shares of Ihar Yaravenka, as contemplated in the Exchange Agreement.

In connection with the Share Exchange, the Principal Shareholder submitted a resignation letter resigning from his positions as the sole director and officer of Allied, effective upon the closing of the Share Exchange, and the directors of Trio were appointed to the Board of Directors of Allied, and the officers of Trio were appointed as the officers of Allied.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired Trio on the Closing Date pursuant to the Share Exchange, which was accounted for as a recapitalization effected by a share exchange. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Share Exchange.

To the extent that the Company might have been considered to be a shell company immediately before the Share Exchange, we are providing below the information that would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined Company after the acquisition of Trio, except that information relating to periods prior to the date of the Share Exchange relate only to Trio unless otherwise specifically indicated.

6

DESCRIPTION OF BUSINESS

The Company was founded in the State of Nevada on September 22, 2011. The Company’s business is operated through its wholly-owned subsidiary, TrioResources AG Inc. (“Trio”), an Ontario-based exploration and small-scale processing company which plans to focus on the exploration and milling of precious metals located in historically prolific regions of Canada.. Trio is organized to hold assets in the mining industry, targeting older mining camps with residual value. Trio’s intention is to conduct an extensive exploration program, in conjunction with milling initiatives to monetize the existing above-ground mineralized material on-site, with the purpose of being cash-flow positive primarily through milling and marketing mineralized material and concentrate to refiners, as well as producing precious metals and other valuable minerals. Trio’s business plan is currently focused on monetizing existing assets and beginning exploration on its existing property. Specifically, Trio plans to monetize its existing above-ground assets by way of: (i) selling our bulk concentrate to refiners as-is (without requiring further processing on the part of the Company); (ii) further processing our concentrate via gravitational separation in order to yield a higher concentrate material which we would market (as ready for smelting) to a broader range of refiners than with option (i); and (iii) millings our additional mineralized material to be marketable via options (i) or (ii). To date, we have commenced marketing our bulk-concentrate material via option (i), through selling it to a refiner, as-is. Subject to financial and/or revenues generated through our processing, we plan to commence an exploration program in May 2013.

Corporate History & Background

Allied was founded in the State of Nevada on September 22, 2011. It was a Poland-based company formed with the intention of operating a consulting business in small boat building and maintenance, which would include consulting in boat building, boat repairs and maintenance, refurbishing, winterizing, custom refinishing and modifications, interior customization, appraisals and major renovations in Poland and later, assuming available funds, in Europe and North America. We were unable to secure adequate financing nor able to implement our business plan. Therefore, we decided to enter into the Share Exchange with TrioResources AG Inc. and change our business model.

On the Closing Date, Allied entered into the Exchange Agreement with Trio, the Trio Shareholders, and the Principal Shareholder, resulting in Trio becoming the wholly owned subsidiary of Allied and the Trio Shareholders became the controlling shareholders of Allied. In connection with the Share Exchange, our sole officer and director, Ihar Yaravenka, resigned from his positions and the directors of Trio became the Board of Directors of Allied, and the officers of Trio became the officers of Allied. Allied ceased any and all of its original operations in connection with small boat building and maintenance and became a holding company with Trio as its sole asset and subsidiary.

Trio was founded on May 16, 2012 by Jeffrey Duncan Reid, the current chief executive officer and chairman of the board of directors of the Company. Since its inception, Trio completed a limited exploration initiative of its main property which consisted of a small drilling program of 5 AQ size drill holes. The deepest drill hole was 187 feet and the shallowest was 122 feet. The targeted area was determined based on historic magnetic resonance data acquired from the previous owner of the property. The various cores were assayed by independent third parties, and demonstrated a best result of 240 oz of silver per ton at a depth of 124 feet, based on an assay performed by Activation Laboratories Ltd., an independent specialist analytical firm whose laboratories involved are accredited for ISO/IEC17025:2005 (including and ISO 9001) by Standards Council of Canada, on September 5, 2012. We only assayed core samples which demonstrated mineralization, and had the assays performed by Activation Laboratories Ltd. In addition to this exploration initiative, and as described further below, in September, 2012, Trio commenced a small milling operation to process the above-ground mineralized material already on the property. Subject to financing, Trio plans to acquire additional historical mining properties which were previously known to be rich in mineralized material, and which have development potential.

On May 17, 2012, TrioResources AG Inc. entered into a Consultant Services Agreement with Seagel Investment Corp. for certain consulting services in connection with a public listing for TrioResources AG. The consulting services provided by Seagel Investment Corp. to Trio included assistance in the incorporation of Trio, investor relations with the investment community, assistance in identifying public relations and other consulting firms, assistance in corporate marketing, assistance in preparing press releases and other corporate communications and other services as may be required by Trio. As consideration for these consulting services TrioResources AG agreed to pay Seagel Investment Corp. a fee equal to $20,000 per month and common stock equal to 5% of the total number of shares outstanding after the closing of the ‘going public’ transaction. For the purposes of the Seagel Investment Corp. agreement ‘going public’ shall mean any method or transaction whereby the business of Trio becomes public by way of stock exchange listing of its common shares or reverse merger. A copy of the Consultant Services Agreement is attached hereto as Exhibit 10.2.

On May 17, 2012, Trio purchased its mining claims and equipment from 2023682 Ontario Inc. DBA Canamet Resources, an entity which is controlled by Mr. Reid.

7

Business Model and Milling Operations

Above-Ground Mineralized Materials

The Company is a development-stage junior exploration and small processing company and has not generated revenue or cash flow from its assets. The Company’s operations are subject to all risks inherent in the establishment of a new business enterprise. The Company cash flow has primarily been generated from the sale of equity securities.

The ability of the Company to begin processing its mineralized material is a point of difference from typical junior mining and exploration companies, who do not conduct processing on site. This classifies Trio as a small processor, and separates us from almost all other junior mining companies, who lack the capability to process on site.

Part of the assets that were acquired by Trio were several groups of mineralized material including 4,000 tons of concentrate, (“Concentrate”), 16,000 tons of crushed material (“Crushed Material A”), an additional 16,000 tons of crushed material (“Crushed Material B”), 16,000 tons of trench material (“Trench Material”), a 910,000 ton muck pile (“Muck Pile”), and a tailings pond (“Tailings Pond”) with 347,870 tons of material. All of these volumes of material are either management estimates or have been estimates acquired from previous owners (who are not geologists) of the material. The volumes have not been verified by a qualified geologist. The property that we have acquired is without known reserves, we currently undertake no mining operations and our proposed program is exploratory in nature. Trio intends to mill the existing above ground material on its property with the near-term objective of selling our mineralized material (the Concentrate), and future milled material to refiners to generate income and with the objective of becoming a cash flow positive business in the near future.

The various estimated volumes of the mineralized material are based on the following: 1) each time the 4,000 tons of Concentrate had been moved, it was weighed by Trio on a digital scale attached to the loader, in addition to which the material was weighed after processing prior to bagging, 2) the respective 16,000 tons of both Crushed Material A and Crushed Material B was weighed by the previous owner as part of the crushing process as the hopper had a scale, 3) the 16,000 tons of Trench Material was estimated by the previous owner of the property, 4) the 910,000 ton Muck Pile was estimated by the previous owners and was based on the physical measurements of the Muck Pile, numerous measurements of samples each of which was eight cubic feet and which was measured to be equal to 1 ton and then discounted 50% for an estimate of air in the Muck Pile, and 5) the Tailings Pond of 347, 870 tons is based on historic reports, “Cobalt Mining Camp Tailings Inventory, Cobalt, Ontario, 1993” acquired from a previous owner.

Each of the various bodies of above-ground mineralized material has been assayed to determine its composition as follows: 1) Concentrate contains an average of 40 oz of silver per ton and 2% cobalt by weight, “Activation Laboratories Ltd, June 19, 2012”, 2) Crushed Material A contains an average of 38 oz of silver per ton and 1% cobalt by weight, estimates provided by previous owners which represents the most current information, 3) Crushed Material B contains an average of 25 oz of silver per ton, estimates provided by previous owners which represents the most recent information, 4) Trench Material consists of an average of 25 oz. of silver per ton and 2% cobalt by weight, based on information from the previous owners which represents the most current information, 5) Muck Pile contains an average of 10 oz of silver per ton, estimates provided by previous owners which represents the most current information, and 6) the Tailings Pond has a historic estimate of 0.7oz per ton of silver, “ Cobalt Mining Camp Tailings Inventory, Cobalt, Ontario, 1993”, which represents the most recent data.

Insofar as we are an early stage company, we are still in the process of finalizing our QA/QC protocols and procedures. Currently, we collect grab samples of our product, which we then proceed to crush, and send off to Activation Laboratories, Ltd. for sampling. Many of our estimates rely of information and assays provided by the previous owner, some of which has not been back-tested against internal estimates and MRI data. Accordingly, the previous owner’s estimates may not have been verified and may be unreliable.

8

Mill and Milling Operations

In addition to the mineralized material, we acquired parts for a small milling operation which we have retrofitted and augmented to make operational. The mill was inaugurated in July 2012, and we aim to completed our inaugural shipment of material in early 2013. It is our intention to continue using this small mill to process the various groups of our mineralized material, until which time it becomes financially feasible to upgrade the milling facility. The Company currently estimates that the remaining capital cost required to achieve full capacity at the mill is $2,000,000.

Trio began processing its above-ground material in 2012, and hopes to continue to generate revenue from sales of milled material throughout 2013. Processing has been taking place at a capacity of 1 ton per day in the small milling facility, and is currently anticipated to reach a capacity of 300 tons per day by June 2013, upon completion of upgrading the facility. Trio is currently processing the 4,000 tons of Concentrate which management believes contains an average of 40 oz of silver per ton, based on recent assays conducted by Activation Laboratories Ltd. and historical assays provided by the property’s previous owner. Crushed Material A will be processed after Concentrate has been fully processed. The current plan is to process the mineralized material in sequential order starting from the highest concentration of silver. The milling of the mineralized material has commenced without the Company having completed or obtained a technical report or a feasibility study. Currently, the small milling facility consists of a small capacity ball mill and a gravitational separation table, which is utilized to separate the value metals and minerals from waste material. It is our intention to implement further crushing, screening, and separation equipment upon the upgrade of the milling facility. Based on management’s estimates of the value of the mineralized material that is currently above ground and available for processing, they believe that initiating processing operations is warranted. Having commenced its processing and milling, Trio has effectively become a small processor.

There are currently four employees at the property who have been involved in retrofitting the equipment and its housing facility in order to make both fit for operations, and who will be operating the mill. Shipments would be expected to be processed periodically, based on a minimum of one ton of milled or bulk-feed material having been accumulated. Once shipments and agreements with refiners have demonstrated consistency, the management of Trio believes that shipments would be made weekly. The Company is currently in negotiations with refiners who would be willing to purchase our concentrate material, as-is, or to refine and smelt our milled material upon our in-house processing. As of December 14, 2012, the Company has not completed any shipments of its materials to a refiner or off-taker.

Trio has plans to expand the processing capacity once it has secured additional capital, and has completed multiple shipments with at least one refiner. Trio is exploring the opportunity to run more than one shift per day to increase the revenue opportunities of the business. The costs associated with the construction of a larger mill are currently anticipated to be approximately $1,000,000 plus cost of installation, and will take approximately 4 months lead time. In addition, implementing the larger mill will require upgrading our electrical system from 200amps to 600amps, upgrading our piping systems, coordinating anchoring the mill to the bedrock underneath the main building, as well as additional minor retrofits and adjustments to accommodate the mill’s function needs. Accordingly, the cost of installation, including all associated engineering and permitting costs, are anticipated to be approximately $1,000,000. There can be no assurance that such cost estimates will prove to be accurate. Actual costs may vary from the estimates depending on a variety of factors, many of which are not within the Company’s control. The Company would require external funding for any such expansion. There can be no assurance that the Company will secure such financing on acceptable terms or at all.

The implementation of a larger mill would significantly increase both our output and efficiency, while only marginally increasing our relative operating expenses. The capacity of the larger mill will enable us to increase the frequency and size of shipments to refiners, thereby generating higher revenues. Our aim is that the positive revenues generated through our milling operations will enable us to fund our exploration program, and continue to pursue viable targets.

In addition to milling, and subject to financing, Trio plans to continue its business model of exploration on its existing property and, in the future, acquiring historic mining properties with the potential to be explored and developed and provide additional mineralized material for Trio to process at its mill. In this regard, subject to additional financing, we intend to conduct further exploration initiatives on the existing property in order to identify additional high-concentration regions that may be profitable to develop.

9

When the management of Trio wants geological results from any of its mineralized material, it takes several samples and sends them to an independent lab for analysis. For the cores from a drilling program Trio logs the details, including time of day, location, length of core, and takes one-half of each core and sends them to an independent lab for analysis. The one half of the core kept by Trio is stored in a secure room in the manufacturing plant located on the property. The cores are kept in core boxes clearly identified and stored on racks in numerical order. Trio is currently using Activation Laboratories Ltd. an independent company which provides qualified assay results. Where geological make-up of the various mineralized material is required, the sample is recorded in a log book including location of the sample, size of sample, and one-half of the sample is sent for assay. The half of the sample retained by Trio is stored in a secure location in the manufacturing building clearly identified for easy reference. Prior to shipping any product, the management of Trio assays each shipment as a check against the results provided by the refiner. These samples will also be recorded in a log book with all of the relevant details and stored as outlined above. These assays will also be sent to an independent lab. At the present time Trio does not employ any geologist and does not have the necessary equipment to perform its own analysis.

Mineralized Material Inventory and Tailings

Concentrate material has been assayed at an average of 40 oz of silver per ton and 2% cobalt by weight, based on recent assays by Activation Laboratories Ltd. and historical assays provided by the property’s previous owner. This material has been crushed down to a 100 mesh screen, and commenced processing this material across its gravitational separation tables in September 2012.

Crushed Material A has gone through primary crushing only, and has been assayed, based on historical data provided by the property’s previous owner (who are not geologists), at average of 38 oz of silver per ton and 2% cobalt by weight. This material may need to go through additional crushing and milling depending on the requirements of the refiner.

Trio has two additional assets , Crushed Material B and Trench Material each totalling 16,000 tons of abvoe-ground mineralized material, and each having an estimated 25 oz of silver per ton. These results were acquired from the previous owner. This material is available to supplement our cash flow while primary exploration continues via our drilling program. Moreover, we have a Muck Pile with 910,000 tons of mineralized material and a Tailings Pond with 347,870 tons of mineralized material. The Muck Pile has been assayed at an average of 10 oz of silver per ton based on results acquired from the previous owner, and the Tailings Pond has nominal silver content based on a report acquired from a previous owner. These mineralized materials will be processed behind the initial 20,000 tons comprised of Concentrate and Crushed Material A, which will enable us to continue generating revenue in order to pursue more expansive exploration and development programs, including exploring for more prolific and valuable targets.

On May 17, 2012, TrioResources AG Inc. entered into a Purchase Agreement with 2023682 Ontario Inc. DBA Canamet Resources and Jeffrey Duncan. Reid for the purchase of certain milling equipment and property to be investigated for mining. As consideration for the assets, TrioResources AG Inc. agreed to pay CDN $100,000 in cash and to issue the seller a convertible promissory note in the amount of CDN $500,000 that can be converted into common stock at the seller’s election and at a conversion price equal to the prior 5 day average bid price. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

10

2012 Drilling Program (Operating Plan for the next 12 months)—Monetization of Existing Assets

In May of 2012, Trio purchased property in the Cobalt Mining Camp located in Northern Ontario, Canada, including two patented claims covering the property.

At the present time the Company does not have the financial resources to begin an exploration program. Subject to financing, a work program is scheduled to commence in May, 2013. Trio intends to complete a digital GIS compilation of the Duncan Kerr Property. This will help to identify targets that will be further evaluated by a work program consisting of a combination of geological mapping, prospecting, mechanized trenching, and approximately 3,500m of diamond drilling.

Trio has planned a 3,500 meter drill campaign on the most prospective zones as indicated by preliminary geological and magnetic resonance data acquired from the previous owner(s). In the summer of 2012, Trio drilled 5 holes over shallow depths, ranging from 122 feet to 187 feet, based on targets identified from the magnetic and geologic data. The results of the assays were positive, and management will continue the drilling program in the spring and summer of 2013. The intent is to gather sufficient drilling results that will allow for the creation of a “final” or “bankable” feasibility study (as defined under the SEC’s Industry Guide 7 (“Guide 7”)) or a technical report under Canada’s National Instrument 43-101(“ NI 43-101”) which would identify the reserves on the property. In addition to the above, in the summer of 2012 Trio initiated a bulk sample project in a target zone based on historic geological and magnetic resonance data, which has resulted in approximately 16,000 tons of Trench Material with an average content of 25 oz per ton of silver. The volume of material and the estimate of silver content was provided by the third party engineering company that performed the drilling and blasting operation. For the fiscal year which ended September 30, 2012 Trio has expensed $165,811 on exploration and development activities and for the quarter ending December 31,2012 Trio has expensed $66,217 on exploration and development.

In the spring/summer of 2012, Trio completed a limited exploration initiative of its main property which consisted of a small drilling program of five (5) AQ size drill holes. The deepest drill hole was 187 feet and the shallowest was 122 feet. The targeted area was determined based on historic magnetic resonance data acquired from the previous owner of the property. We believe that magnetic resonance data is a useful tool for these sampling and estimation purposes. All drill cores from the exploration initiative were logged, split and stored by Company employees (who are not geologists) in a secure facility on-site at the Company’s property. The drill core was washed and logged prior to sampling. Core logging and sampling was carried out by Company employees, who are not geologists. One-half of selected samples were sent to a laboratory, Activation Laboratories Ltd., an independent specialist analytical firm whose laboratories involved are accredited for ISO/IEC17025:2005 (including and ISO 9001) by Standards Council of Canada. The samples were not verified by a secondary laboratory. The various cores assayed yielded up to a best result of 240 oz of silver per ton at a depth of 124 feet, based on an assay performed by Activation Laboratories Ltd. on September 5, 2012. Management is reviewing the results to determine its next steps. There are currently no known reserves on the Company’s Property.

In August of 2012, Trio produced drill results including a hole (DK4) that struck 3 meters of silver grading 240 oz of silver per ton based on an assay of the drill cores. Management is using current technological methods of geological assessment and drilling techniques which were not available when the properties in the Cobalt district were first mined in 1904. Many of the properties in the Cobalt area have not been active since the mid-1980’s.

The Duncan-Kerr Project

As part of the assets included in the Purchase Agreement, Trio acquired 94 acres of land, including two contiguous mining claims, located approximately 3 kilometers from the town of Cobalt, Ontario. The Company’s two contiguous mining patents provide mineral rights which cover the 94 acre area (38 hectares). As patented claims, the mining patents convey surface and mineral exploitation rights of our property indefinitely. This location is surrounded by existing infrastructure (i.e., railway spurs, hydro lines, roadways, close access to water, etc.) which will help to address some of the challenges that are common to new exploration, milling and small processing companies. The property where the Duncan Kerr Project is located, has previously produced positive drill results, including 240 oz of silver per ton at a depth of 124 feet, over a 150 meter drilled target. The property has been visited and physically examined by an independent professional geologist. The purpose of the visit by the professional geologist was to perform a review of the property as part of due diligence for potential investors. The geologist reviewed management information as it related to the various mineralized materials on-site, and performed an independent assay of the concentrate. This assessment was not, and was not intended to be, a “final” or “bankable” feasibililty study, and the results of the assessment were not furnished to the Company. A detailed assessment of the property was not performed during this visit as it was not feasible during the winter months.

Competition

Trio’s business model is based upon acquiring historically prolific properties (See “Properties” section below) which have only recently become economically viable to develop due to increases in commodity prices. Having acquired this property, we identify our targets through utilizing updated technologies including geological and magnetic reasonance to identify potential sites for drilling. If the results indicate an economically viable target, further steps would be explored to extract the mineralized material and make it available for processing in Trio’s mill. We are currently assessing next steps with respect to exploration of the property and the limited sample results collected in 2012. There are currently no known reserves on the property and our activities are exploratory in nature.

The mining industry is highly competitive in all its phases. The Company competes with a number of Canadian and foreign companies which are more mature or in later stages of production. These companies may possess substantially greater financial resources, more significant investments in capital equipment and mining infrastructure for the ongoing development, exploration and acquisition of mineral interests, as well as for the recruitment and retention of qualified employees and mining contractors. There can be no assurance that our acquisition, exploration and development efforts will succeed in the future.

In addition, given that Trio is a small processor with an existing ability to process its own mineralized material, Trio also competes against small processors with mineral resource properties, such as Barigus Gold Corp. This company has mineral resource properties, as defined by Canada’s NI 43-101, in Ontario and Saskatchewan, and it has its own milling operation.

Properties

As outlined in the Purchase Agreement, Trio owns the Duncan Kerr Property (the “Property), and has full rights and claims to the Property, which is comprised of the following parcels of land (and all structures and equipment on or associated with such parcels):

Property Parcel 1:

PT E. 1/2 OF N 1/2, LOT 3, CON 4, Coleman Township, District of Temiskaming, Ontario, Canada.

Patented Claim #1831NND

Property Parcel 2:

SW 1/4 OF N 1/2, LOT 3, CON 4, Coleman Township, District of Temiskaming, Ontario, Canada.

Patented Claim #3694NND

The following is a map showing the location of Trio’s property, which was drawn on January 23, 2013

11

The Property is located approximately 3 km southeast of the town of Cobalt, Ontario in Coleman Township. A well maintained municipal road and power line service the Property. The Property is bounded by UTM NAD83 Z17T coordinates 365720E to 381170E and 5081510N to 5095375N. The Property consists of 2 contiguous mining patents totaling 38 ha (94 acres) in area. Trio holds both the surface and mineral rights to both of these claims.

The Duncan Kerr Property is located within the Cobalt Embayment in the Southern Province of the Canadian Shield. The oldest rocks on the Property are Archean mafic volcanics that have been intruded by several lamprophyre dykes. These rocks have been unconformably overlain by Proterozoic age Huronian sediments. A large south-southeast dipping Nipissing diabase sill intrudes the Archean mafic volcanics and Huronian sediments. This sill is part of a domed Nipissing diabase sheet that is also exposed to the north of the property and dips towards the north. Most of the silver deposits in the Cobalt Camp (>450Moz Ag) are located proximal to the Huronian-Archean unconformity and are spatially associated with the Nipissing diabase sills. Most of the historical production has been within 200m of the contacts of the diabase, making the geology on the Duncan Kerr Property a favorable setting for silver mineralization. This is supported by the historical production on the Property by the Kerr Lake and Lawson Mines that have combined produced estimates >30,000,000 oz of silver (Ag). (“Sabina, Ann P., 2000. Rocks and Minerals for the Collector: Cobalt-Belleterre-Timmins, Ontario and Quebec, GSC. Miscellaneous Report 57, 266 p.”; “Ontario Dept. of Mines, 1968, MRC No.10, Silver Cobalt Calcite Vein Deposits of Ontario, by A.O.Sergiades”, “http://www.mindat.org/article.php/1398/Exploring+Cobalt+The+Historic+Silver+Capital+of+Canada”)

12

In 2012, Trio had completed five (5) diamond drill holes to depths up to 187 feet. Also, several trenches, totalling 200m2in area, were completed using an excavator. Further, one trench was also blasted to expose mineralization that was outcropping at surface. All of the exploration work completed by Trio was exploratory in nature. At present, no known reserves are present on the Property.

The properties that we acquired have been previously mined intermittently from 1904 to the mid-1980’s. The last company to mine the property was Agnico Eagle Ltd. There remain open cuts on the property, which have been fenced, and there remain both the Muck Pile Tailings Pond which are also a result of the previous mining activity on the property. Agnico Eagle Ltd. has filed a Mine Closure Plan with the Province of Ontario. If Trio proceeds with mining activity it will be responsible for filing an updated Mine Closure Plan and for the costs associated with such Closure Plan, which may be significant. Trio’s plans for remediation of the site would coincide with the initiation of mining operations on our property. The remediation would is currently anticipated to include ensuring all access to open cuts is disabled through being fenced off; rehabilitating the Tailings Pond, which will include lining the bed of the pond with permanent non-penetrable material; as well as replacing existing piping to allow excess water to safely move to the polishing ponds. Trio is committed to ensuring that it complies with all regulations, and will work with the Ministry of Northern Development and Mines to ensure compliance in our remediation efforts. There is currently no plan to mine our property and not work, budgets or cost estimates have been prepared with respect to any remediation requirements.

Intellectual Property

Since its inception, Trio has retained ownership of all its intellectual property. This includes, but is not limited to, all geological and magnetic resonance data acquired from the predecessor companies, the application and interpretation of all findings , the drilling techniques used in our drilling initiatives, as well as the content in all marketing collateral, both print and electronic. We do not have nor have applied for any patents or trademarks in any jurisdictions.

Government Regulation

Our operations are subject to various types of Canadian and Ontario regulations. Such regulation includes: (i) requiring permits for drilling; (ii) implementing environmental impact practices; (iii) submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to exploration and processing operations; and (iv) regulating the location of exploration, the method of exploration, the use, transportation, storage and disposal of fluids and materials used in connection with exploration and processing activities, surface usage and the restoration of properties upon which exploration and processing occur and the transporting of processed material.

Our operations are also subject to various conservation matters, including the regulation of the location, size and production rate mining interests. The effect of these regulations may limit the rate at which natural resources may be extracted from certain properties and the areas which we may access at one time.

Operations on properties in which we have or may acquire an interest are subject to extensive Canadian and Ontario environmental laws that regulate the discharge or disposal of materials or substances into the environment, restoration of properties and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply. The former owner of our site is currently under an order for removal of certain materials, and related fines, from the Ontario Ministry of the Environment. See “Legal Proceedings” elsewhere in this report.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and restoration costs. Other laws, rules and regulations may require the rate of precious metal production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, provincial and state laws often require some form of remedial action, such as closure of inactive pits and restorative measures.

The current regulations that have a direct impact on the operations of Trio are the MMER (“Metal Mining Effluent Regulations”) and EPA Ontario Regulation 560/94 (“Effluent Monitoring and Effluent Limits–Metal Mining Sector”). The application of these regulations are triggered by mines that (a) exceed an effluent flow rate of 50 m3 per day, based on effluent deposited from all final discharge points of the mine; and (b) deposit a deleterious substance in any water or place referred to in the respective Act. At the present time due to the low level of production at the mill, Trio is well below 50 m3 per day and is therefore below the reporting threshold required under these Regulations. As Trio increases its production capacity in the future, it will incur additional costs associated with ensuring compliance with these regulations. The management of Trio is currently researching and evaluating the cost of compliance associated with various regulations. It is expected that the cost of annual compliance, once required, will be in excess of $100,000 per quarter.

13

In addition, we are subject to Nevada corporate law as Allied, our parent company, is organized in the state of Nevada, as well as U.S. federal securities laws. We are also subject to both U.S. and Canadian tax laws.

Employees

As of December 14, 2012, we have 4 full-time employees at the mine/mill site, in addition to three full-time executive officers. Additionally, we have two consultants. None of these employees are covered by a collective bargaining agreement. We also engage consultants on an as-needed basis to supplement existing staff. The CEO Mr. Jeffrey Duncan Reid is certified as an above ground miner, is certified to operate various earth moving equipment used on the site, and has been managing an exploration company for over 10 years; our plant manager/foreman is a certified underground and above ground miner, and is certified on all of the equipment owned by Trio, and is a certified trainer on the equipment Trio uses; and we have one employee who is a qualified exploration driller, is certified for above ground mining, and is certified on the equipment we use. Both the CEO and the CFO have public company board experience. Notwithstanding the certification of certain employees, Trio does not currently employ a professional geologist or a mining engineer; rather, we engage qualified third parties to provide their services, when required.

The CEO regularly visits the property in Cobalt and spends an average of between 2-10 days per visit depending on the purpose of the visit.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov). In addition, all of our periodic reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available, free of charge, through our website, www.trioresources.com, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports and amendments are available through our website as soon as reasonably practicable after we electronically file or furnish such material to the SEC.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

Our properties contain no known reserves and we have not obtained a pre-feasibility study, feasibility study or other technical report. There can be no assurance that our properties contain any reserves or that we will ever commence mining operations, in which case our business, prospects and financial condition could be materially adversely affected.

We operate as an exploration and small-scale processing company in the province of Ontario, Canada. The properties that we have acquired are without known reserves. We currently undertake no mining operations and our proposed program is exploratory in nature. We have not obtained a “final” or “bankable” feasibility study or other technical report in respect of our properties. In this respect, we are not basing our production decisions on a pre-feasibility or feasibility study of mineral reserves which demonstrates our economic and technical viability. Moreover, there is a great amount of uncertainty as to the economic feasibility and viability of the estimated mineralized materials on our properties. Accordingly, there is increased uncertainty with regard to the specific economic and technical risks of failure associated with our production decisions. There can be no assurance that our properties contain any reserves, that we will ever commence mining operations, or that the mineralized materials on our property will be economically viable, in which case our business, prospects and financial condition could be materially adversely affected. The SEC does not permit companies in their filings with the SEC to disclose estimates other than mineral reserves. See the discussion above under the heading “Cautionary Note to U.S. Investors Concerning Estimates”.

14

We have limited operating history and there can be no assurance that we will be successful in our business plan and exploration.

We are a small processor and exploration company with limited operating history in the mineral exploration field. This factor makes it impossible to reliably predict future growth and operating results. Accordingly, we are subject to all the risks and uncertainties which are characteristic of a relatively new business enterprise, including the substantial problems, expenses and other difficulties typically encountered in the course of its business, in addition to normal business risks. We were organized in 2012, have not earned any revenues as of December 14, 2012 and have had only losses since our inception related to our drilling, milling, and exploration operations. We face a high risk of business failure because we have commenced extremely limited business operations and as of December 14, 2012 have no revenues and no contracts with refiners or other off-takers. Moreover, we commenced our milling operations and without a feasibility study or other technical report in respect of our properties, and in this respect, our production decisions are not based on a study or report which demonstrates our economic and technical viability. There is no history upon which to base any assumption as to the likelihood that our business will be successful, and there can be no assurance that we will be able to raise sufficient capital to continue operations, that we will generate significant operating revenues in the future or that we will ever be able to achieve profitable operations in the future. We face all of the risks commonly encountered by other businesses that lack an established operating history, including, but not limited to, the need for additional capital and personnel, and competition.

Our operations depend on our acquisition of certain equipment which has yet to be finalized.

In order to ramp-up to full capacity at our mill, we will require additional products, equipment and materials, and will continue to require such assets in the course of our operations. Our working capital is currently limited, and there can be no assurance that we will obtain sufficient financing or cash flow from operations to acquire such assets. In addition, competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment, such as bulldozers, excavators and parts for the milling operation that we might need to conduct our operations. If we are unable to obtain the products, equipment and materials we need, we will have to suspend or limit our operations, which may adversely affect our business, prospects, operations, results of operations and financial condition.

Failure to generate sufficient cash flow from operations to fund our capital expenditure plans may result in a delay or indefinite postponement of exploration, development or production at our properties.

We require cash flow from operations or external financing to continue our operations and our exploration plans. The availability of financing capital is subject to general economic conditions and investor interest in the Company and its plans. The construction of an expanded mill, as well as continued exploration and, if viable, mining facilities, will require substantial capital expenditures. In addition, a portion of the Company’s future plans is directed to the search for, and the development of, new mineral deposits. The Company may be required to seek additional financing to maintain its expenditures at planned levels. The Company will also have additional capital requirements to the extent that it decides to expand its present milling operations and continue its exploration activities, and/or take advantage of other business opportunities that may arise. Financing may not be available when needed or, if available, may not be available on terms acceptable to the Company. Failure to obtain any financing necessary for the Company’s capital expenditure plans may result in a delay or indefinite postponement of exploration, development or production by the Company.

Our potential earnings are directly related to the market prices for various minerals.

Revenues from future sales, if any, of our mineralized materials and concentrates will depend on the market prices for various commodities, including silver, cobalt, and other materials which we may discover in our assets. The markets for each of these materials is highly volatile and is subject to various factors including political stability, general economic conditions and levels of demand, speculative trading, production costs in various producing regions and worldwide production levels. The aggregate effect of these factors is impossible to predict with accuracy. Fluctuations in the prices of these materials may materially adversely affect the Company’s prospects, financial condition and results of operations, and our development plans may be rendered uneconomic, delayed or suspended.

15

We currently have a single property. We will be required to replace materials depleted by production to maintain production levels over the long term.

We currently have a single property. We will be required to replace materials depleted by production to maintain production levels over the long term. Our exploration plans and future property acquisition plans are intended to address this replacement. Exploration is highly speculative in nature. Our exploration plans involve many risks and may be unsuccessful. Even if a site with mineralization is discovered and acquired, it may take several years, and substantial expenditures, from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. As a result, there is no assurance that current or future exploration programs will be successful. There is a risk that depletion of materials will not be offset by discoveries or acquisitions.

Exploration is highly speculative and risky and there can be no certainty of our successful development of profitable commercial mining operations.

The exploration and development of mineral properties involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. Exploration is highly speculative and often unsuccessful. Substantial expenditures are required to develop mineral reserves, develop metallurgical processes, and construct mining and processing facilities at a particular site. There can be no assurance that our current or future exploration will be successful or profitable. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; metals prices which are highly cyclical; drilling and other related costs that appear to be rising; and government regulations, including those related to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may have a material adverse effect on our business, prospects and financial condition.

We have relied and will continue to rely on independent analysis to evaluate our mineral claims and carry out our planned exploration activities.

We do not currently employ any geologists or engineers. We have relied and will continue to rely on independent geologists to engage in field work on our claim, to analyze our prospects, plan and carry out our exploration program, including an exploratory drilling program, and to prepare resource reports. While these geologists rely on standards established by various licensing bodies, there can be no assurance that their estimates or results will be accurate. Analyzing drilling results and estimating reserves or targeted drilling sites is not a certainty. Miscalculations and unanticipated drilling results may cause the geologists to alter their estimates. If this should happen, we may have devoted resources to areas where resources could have been better allocated, and as a result, our business could suffer.

It should further be stated that we are not basing our production decision on a pre-feasibility or feasibility study of mineral reserves, which demonstrate our economic and technical viability. Accordingly, there is increased uncertainty with regard to specific economic and technical risks of failure associated with our properties and production decisions.

Our auditors have expressed a going concern opinion.

We have no established source of revenues as of December 31, 2012, have incurred losses since inception, have a working capital deficit and are in need of capital to grow our operations so that we can become profitable. Accordingly, the opinion of our auditors for the period ended September 30, 2012 is qualified and subject to uncertainty as to whether we will be able to continue as a going concern. This may negatively impact our ability to obtain additional funding that we may require or to do so on terms attractive to us and may negatively impact the market price of our stock.

16

A part of our proposed business plan involves the acquisition of additional mineral claims, for which we do not currently have the resources.

We currently do not have resources to fund acquisitions of additional mineral claims. We will need to monetize our existing claims or obtain additional financing to, among other things, fund any future exploration, mining and drilling projects that we attempt to undertake and for general working capital purposes. Any additional equity financing may be dilutive to our shareholders and any such additional equity securities may have rights, preferences or privileges that are senior to those of the common stock. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. We cannot assure you that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. Our ability to obtain needed financing may be impaired by such factors as the condition of the capital markets, our capital structure, the lack of a market for our shares of common stock, and our lack of revenues and profitability, all of which could impact the availability or cost of future financings. If we are unable to raise capital or sufficient capital to meet our needs on acceptable terms or at all, we could forfeit our mineral property interests and/or reduce or terminate operations. In addition, and as is also disclosed in our financial statements, these matters raise substantial doubt about our ability to continue as a going concern.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size, which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and cratering. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business. In addition, milling operations are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

Damage to the environment could also result from our operations. If our business is involved in one or more of these hazards, we may be subject to claims of a significant size that could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies. Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be materially affected by the regulatory burden on the mineral industry. Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future. In addition, we face potential exposure due to fines and currently unresolved removal obligations imposed by the Ontario Ministry of the Environment on the former owner of our site. If the former owner defaults on its obligations under this order we may face liabilities and expenses that may have a material adverse effect on our liquidity, financial condition and prospects. See also “Legal Proceedings” elsewhere in this report.

Our operations and properties are subject to extensive laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to health and safety. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences; (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities; (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas; (iv) require remedial measures to mitigate pollution from former operations; and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration and development of mineral reserves are subject to all of the usual hazards and risks associated with such activities, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages. Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future. There are also risks against which we may be unable, or may elect not to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive position.

17

We may not be able to compete with current and potential mining exploration and development companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change. Our business plan includes plans to acquire additional mineral claims in the future after we have raised sufficient additional financing and/or generated capital by monetizing our current interests and assets. However, we may be unable to obtain additional financing or monetize our current interests and assets, and, even if we are able to do so, we may be unable to compete successfully with our existing competitors or with any new competitors in acquiring additional assets. We will be competing with many exploration and development companies that have significantly greater personnel, financial, managerial and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

We are heavily dependent on our management and a loss of any member of our management, particularly J. Duncan Reid, our chief executive officer and chairman of the board, would be severely detrimental to our prospects.

We have a very limited management and number of employees. We are highly dependent on all members of our management, in particular Jeffrey Duncan Reid, our chief executive officer and chairman of the board of directors. Our future performance will be substantially dependent on the continued services of our management and the ability to retain and motivate them. The loss of the services of any of our officers or directors, particularly those of Mr. Reid, would materially and adversely affect our business and operations. If he were to resign, there can be no assurance that we could replace him with qualified individuals in a timely or economic manner, if at all. At the present time, we do not maintain any “key-man” life insurance policies. Our inability to attract and retain capable leaders and key management and professional personnel could have a material adverse effect on our business, financial condition and/or results of operations.

Defective title to our assets could have a material adverse effect on our exploration and exploitation activities.

There are uncertainties as to title matters in the mining industry. We believe we have good title to our assets; however, any defects in such titles that cause us to lose our rights in these mineral properties would seriously jeopardize our planned business operations. We have investigated our rights to explore, exploit and develop our assets in manners consistent with industry practice and, to the best of our knowledge, those rights are in good standing. However, we cannot guarantee that the title to or our rights to explore, exploit and develop our assets will not be challenged by third parties or governmental agencies. In addition, there can be no assurance that our assets are not subject to prior unregistered agreements, transfers or claims. Our title may be affected by undetected defects. A successful challenge to our title to our properties could result in our being unable to operate on our property as anticipated or being unable to enforce our rights with respect to our property which could have a material adverse effect on the Company.

18

At the present time we are unable to pay any dividends.

We have not paid any cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations. Investors who anticipate the immediate need of cash dividends from their investment should refrain from purchasing any of our securities.

Risks Related to our Industry

The exploration and mining industry is highly competitive.

Competition in the mining industry is extremely intense in all aspects, including but not limited to raising investment capital for exploration and obtaining qualified managerial and technical employees. We are an insignificant participant in the mining industry due to our limited financial and personnel resources. Our competition includes large established mining companies, with substantial capabilities and with greater financial and technical resources than we have, as well as the myriad of other exploration stage companies. As a result of this competition, we may be unable to attract the necessary funding or qualified personnel. If we are unable to successfully compete for funding or for qualified personnel, our activities may be slowed, suspended or terminated, any of which would have a material adverse effect on our ability to continue operations.

The prices of natural resources are highly volatile and a decrease in metal prices can have a material adverse effect on our business.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations in the metals market from the time exploration for a mine is undertaken and the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop a minerals property at a time when the price of the underlying metals make such exploration economically feasible and, subsequently, incur losses because metal prices have decreased. Adverse fluctuations of metals market prices may force us to curtail or cease our business operations.

The speculative price of natural resources may adversely impact commercialization efforts.

Exploration and production is highly speculative and involves numerous natural risks that may not be overcome by knowledge and experience. In particular, even if we are successful in mining silver and other deposits, for which no assurances can be given, the commercialization will be dependent upon the existing market price for gold and other minerals, among other factors. The market price of silver and other minerals has historically been unpredictable, and subject to wide fluctuations. The decline in the price of silver and other minerals could render a discovered property uneconomic for unpredictable periods of time.

Mining operations generally involve a high degree of risk.

Mining operations are subject to all the hazards and risks normally encountered in the exploration, development and production of base or precious metals, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas, which may result in environmental pollution and consequent liability. 20

19

If any of these risks and hazards adversely affects our operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury, death or legal liability. Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

Increased insurance risk could negatively affect our business.

Insurance and surety companies may take actions that could negatively affect our proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverage, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect our ability in the future to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on our business.

Our operations could be adversely affected by changes in mining laws related to royalties, net profit payments, land and mineral ownership.

Our operations could be adversely affected by changes in mining laws related to royalties, net profit payments, land and mineral ownership and similar matters. Major changes to the mining laws of the jurisdictions in which we own mining properties may be considered from time to time. If these legislative changes, which may relate to, among other things, environmental matters, reclamation, royalty fees or net profit payments, are enacted in the future, they could have a significant effect on the ownership, use, operation and profitability of mining claims that we own or hold, and any amendment to current laws and regulations governing our rights and obligations, including in respect of the payment of royalties, net profits interests, reclamation or similar amounts, in jurisdictions in which we have operations, could have a material adverse impact on our financial condition and/or results of operations.

Our operations are subject to permitting requirements.

Our operations are subject to licensing and permitting requirements which could require us to delay, suspend or terminate our operations. Our operations, including but not limited to any exploitation program, require permits from the Ontario provincial government. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration and/or exploitation, may be materially and adversely affected. Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of our assets, which could adversely impact our operations and profitability. Such licenses and permits are subject to change in various circumstances. Failure to comply with applicable laws and regulations may result in injunctions, fines, suspensions or revocation of permits and licenses, and other penalties. There can be no assurance that we have been or will be at all times in compliance with all such laws and regulations and with its licenses and permits or that we have all required licenses and permits in connection with our operations. We may be unable to timely obtain, renew or maintain in the future all necessary licenses and permits that may be required to explore and develop our property, commence construction or operation of milling facilities or to maintain continued operations that economically justify the cost.

We may experience supply and equipment shortages.

We may not be able to purchase all of the supplies and materials we need to continue our proposed activities due to shortage of funds, lack of availability or other reasons. This could cause us to delay or suspend operations. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment, such as bulldozers, drilling equipment and excavators that we might need to conduct our activities. If we cannot find the supplies and equipment we need, we may have to suspend our operations until we do find the supplies and equipment we need. If we are unable to find the supplies in Canada but can find them in another location, the cost will increase significantly, as will the time to deliver them.

We are subject to Canadian governmental regulations that may limit our operations, increase our expenses or subject us to liability.

Our operations are subject to Canadian laws, ordinances and regulations regarding, among other things:

•	Environmental matters, including the presence of hazardous or toxic substances;
•	Land preservation;

•	Health and safety; and
•	Zoning, land use and other entitlements.

In developing any project in Canada, we may be required to obtain the approval of numerous Canadian governmental authorities (and others) regulating matters such as:

•	Installation of utility services such as gas, electric, water and waste disposal;
•	Permitted land uses; and
•	The design, methods and materials used in the exploration and mining for previous metals and other minerals.

We may not now or in the future be in compliance with all regulatory requirements. If we are not in compliance with these regulatory requirements, we will be subject to penalties or forced to incur significant expenses to cure any noncompliance. In addition, some of the land that we could in the future acquire if we will at such time have the requisite resources and ability, may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect our business, results of operations, financial condition and future prospects.

20

Risks Related to our Shares of Common Stock

Our stock price may be volatile.

Our stock price may be volatile and as a result investors could lose all or part of their investment. In addition to volatility associated with over-the-counter securities in general, the value of any investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	Changes in the worldwide price for silver and other minerals;
•	Disappointing results from our exploration and drilling efforts;
•	Fluctuation in production costs that make exploration or milling uneconomical;
•	Unanticipated variations in grade and other geological problems;
•	Unusual or unexpected rock formations;
•	Failure to reach commercial production or producing at lower rates than those targeted;
•	Decline in demand for our common stock;
•	Downward revisions in securities analysts’ estimates or changes in general market conditions;
•	Investor perception of our industry or our company; and/or
•	General economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market price of securities has been highly volatile. These fluctuations are often unrelated to asset value and may have a material adverse effect on the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

Our Common Stock is quoted on the OTC Bulletin Board (the “OTCBB”) which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of the Company’s shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCBB which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Our common stock is extremely thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Though our Common Stock is listed on the OTCBB, there is little to no market for our Common Stock. Investors may have to bear the economic risk of an investment in the Company for an indefinite period of time. Future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and thinly traded. The OTCBB market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for the Company’s common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be extremely limited and sporadic. As a result of such trading activity, the quoted price for the Company’s common stock on the OTCBB may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

21

In addition, the stock market in general, and the market for mining companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources. We may not have complied in the past with federal and/or state securities laws and regulations, which could potentially result in litigation, penalties and/or fines, other substantial costs and expenses and a substantial diversion of management’s attention and resources.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur,could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

We are subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We will be subject to the SEC’s penny stock rules.

Since our Common Stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

22

Because we do not intend to pay dividends, stockholders will benefit from an investment in our Common Stock only if it appreciates in value.

We have never declared or paid any cash dividends on our Preferred Stock or Common Stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of the Company’s Preferred Stock or Common Stock. As a result, the success of an investment in our Preferred Stock or Common Stock will depend upon any future appreciation in its value. There is no guarantee that our Preferred Stock or Common Stock will appreciate in value.

Certain provisions of our Articles of Incorporation and Bylaws and Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Articles of Incorporation and Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

Compliance with the reporting requirements of federal securities laws can be expensive.

When we become a public reporting company in the United States, we will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. In addition, we will incur substantial expenses in connection with the preparation of registration statements and related documents with respect to the registration of resale of the Common Stock.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

Section 404 of the Sarbanes-Oxley Act (“SOX”) requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting. The Company may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of SOX. We have been assessing our internal controls to identify areas that need improvement. The acquisition of Trio may provide the Company with challenges in implementing the required processes, procedures and controls in its acquired operations. Acquired companies, such as Trio, may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to the Company. Failure to maintain an effective system of internal controls could harm the Company’s operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s Common Stock.

Our auditors are not required to issue a report on our internal control over financial reporting in our annual reports.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our management is responsible for establishing and maintaining adequate internal control structures and procedures for financial reporting. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related temporary SEC rules, we are not required to include a report of the Company’s registered public accounting firm on our internal control over financial reporting. While we have concluded that our internal control over financial reporting was effective as of December 14, 2012, which was prior to our acquisition of Trio, we cannot be certain that if our auditors were required to perform an audit of our internal control over financial reporting, they would deliver their report without identifying areas for further attention or improvement, including material weaknesses.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;
•	announcements of developments by us or our competitors;
•	the timing of IND and/or NDA approval, the completion and/or results of our clinical trials;
•	regulatory actions regarding our products;

23

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting the our industry;
•	additions or departures of key personnel;
•	sales of the our Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control.

 The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and Company resources, which could harm our business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Trio for the period May 16, 2012 (date of inception) to its fiscal year end September 30, 2012. The financial statements of Trio were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes of Trio contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Trio financial condition and operations; however, they are not indicative of the Company’s future performance. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward- looking statements and the significance of such statements in the context of this Report.

Overview

We operate as an exploration company in the province of Ontario, Canada. Our activities have been limited to acquiring our initial land holdings and mineral claims, and our initial equipment and fixed assets to allow us to begin to implement our plans to start small-scale processing and monetization of our existing above-ground mineralized material. The properties acquired are without known reserves and the proposed program is exploratory in nature.

We are an exploration company and have not generated any revenues to date. We are in the initial stages of developing our properties, have very limited cash resources and are in need of substantial additional capital to execute our business plan. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

As an exploration company we have not as yet generated operating revenues and have incurred losses from our inception, May 16, 2012, to September 30, 2012 of $479,032. To date we have funded our operations through advances from a related party and from private third party lenders utilizing convertible notes. As of September 30, 2012 we have entered into convertible notes with Incendia Management Group Inc. in the amount of CDN $266,445, Siderion Capital Group Inc. in the amount of CDN $295,163, and Seagel Investment Corp. in the amount of CDN $ 49,000. Each of the September 30, 2012 convertible notes have a two (2) year term and have an interest rate of 10% per annum. These convertible notes may be converted at any time at the option of the holder, into the common shares of TrioResources AG Inc., or in the event that the Company goes public into the shares of the public company at the lower of $1.00 per share, the initial listing price less 20% discount of the price of the public shares, or any financing that is done by the Company by way of a registration statement. Copies of these notes are included as Exhibits to this report.

Subsequent to our year end, as of October 31, 2012, the Company entered into additional convertible notes (which we refer to as the October 31, 2012 convertible notes) with Incendia Management Group Inc. in the amount of CDN $7,000, Siderion Capital Group Inc. in the amount of $20,000, Seagel Investment Corp. in the amount of CDN $2,500, and Seagel Investment Ltd. in the amount of US$345,081. Seagel Investment Ltd. is not an affiliate of Seagel Investment Corp.

Each of the October 31, 2012 convertible notes has a term of two (2) years and bears an interest rate of 10% per annum. These October 31, 2012 convertible notes may be converted, at any time at the option of the holder, into the common shares of TrioResources AG Inc., or in the event that Debtor goes public into the shares of the public company at the lower of $1.00 per share, the initial listing price less 20% discount of the public shares, or any financing that is done by the Company by way of a registration statement. Copies of these notes are included as Exhibits to this report.

In addition to these convertible notes, the Company also entered into a one-year Draw Down Facility, dated as of November 1, 2012, with Seagel Investment Ltd., as lender, in the maximum availability of CDN$ 500,000. The Company may from time to time request draw downs on this convertible debt facility subject to the discretion of the lender. The term of the Draw Down Facility is for one year during which the Company may draw down up to CDN $500,000. At the maturity date, any outstanding principal and accrued interest shall be converted into a convertible note with an additional term of two (2) years. Pursuant to the terms of this Draw Down Facility, this convertible debt obligation may, at the option of the creditor, be converted into the common shares of TrioResources AG Inc. at conversion price of $1.00 per common share. In the event that the Company goes public, the outstanding amounts may be converted into common shares of the public company at the lower of $1.00 per share and the initial listing price less 20% discount of the public shares or any financing that is done by the Company via registration statement the Company has an option to convert at whichever price is the lowest of all options above. Through the completion of the reverse takeover of Allied Technologies Group Inc. on December 14, 2012 the Company became public. The obligations under this facility have not been converted into common shares of the Company. A copy of the Draw Down Facility is included as an Exhibit to this report. As of December 14, 2012 the Company has drawn US $110,000 under this Draw-Down Facility.

Our objective is to raise additional funding through third party equity or debt financing. There is no certainty that funding will be available as needed or on terms acceptable to us. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

The current regulations that have a direct impact on the operations of Trio are the MMER (“Metal Mining Effluent Regulations”) and EPA Ontario Regulation 560/94 (“Effluent Monitoring and Effluent Limits–Metal Mining Sector”). The application of these regulations are triggered by mines that (a) exceed an effluent flow rate of 50 m3 per day, based on effluent deposited from all final discharge points of the mine; and (b) deposit a deleterious substance in any water or place referred to in the respective Act. At the present time due to the low level of production at the mill, Trio is well below 50 m3 per day and is therefore below the reporting threshold. As Trio increases its production capacity in the future, it will incur additional costs associated with ensuring compliance with these regulations. The management of Trio is currently researching and evaluating the cost of compliance associated with various regulations. It is expected that the cost of annual compliance, once required will be in excess of $100,000 per quarter.

Recent Development

Acquisition of Trio

On the Closing Date, we entered into a Share Exchange Agreement with (i) Trio and (ii) the Trio Shareholders, and (iii) the Principal Shareholder, pursuant to which Allied acquired all of the outstanding capital stock of Trio from the Trio Shareholders in exchange for the issuance of 2,130,000 shares of Common Stock to the Trio Shareholders. The shares issued to the Trio Shareholders in the Share Exchange constituted approximately 66.15% of our issued and outstanding shares of Common Stock as of and immediately after the consummation of the Share Exchange. As part of the Share Exchange, Trio paid $250,000 to Allied upon the consummation of the Share Exchange and the Principal Shareholder cancelled all 1,500,000 shares of Common Stock that he owned, which constituted 57.9% of the issued and outstanding shares of Common Stock at the time of the Share Exchange.

24

As a result of the Share Exchange, Trio became the wholly owned subsidiary of Allied and the Trio Shareholders became the controlling shareholders of Allied, owning an aggregate of 2,130,000 of the issued and outstanding shares of Common Stock. In connection with the Share Exchange, the Principal Shareholder submitted a resignation letter resigning from his positions as the sole director and officer of Allied, effective upon the closing of the Share Exchange, and the directors of Trio were appointed to the Board of Directors of Allied, and the officers of Trio were appointed as the officers of Allied.

As a condition to closing the Exchange Agreement, our shareholders and Board of Directors have approved the following amendments to our Articles of Incorporation: (i) a name change to “Trio Resources, Inc.” to better reflect our business plan after the reverse merger; and (ii) an increase of our authorized common stock to 400,000,000. As a further condition to the Exchange Agreement, the Board of Directors shall approve a 1-for-100 forward stock split to occur as soon as reasonably practicable following the closing of the Share

Exchange.

Plan of Operations

Trio’s objective is to conduct milling initiatives, with the intention of becoming cash-flow positive as soon as possible by processing and monetizing its existing above-ground mineralized material.

In determining targets where Trio may explore, we plan on using the historic geological and magnetic resonance data that we acquired from previous owners of the property. At the present time the Company does not have the financial resources to begin an exploration program. Currently, no exploration work is being undertaken on the property. A work program is scheduled to commence in May, 2013. Trio intends to complete a digital GIS compilation of the Duncan Kerr Property. This will help to identify targets that will be further evaluated by a work program consisting of a combination of geological mapping, prospecting, mechanized trenching, and diamond drilling. The work program is intended to commence in May, 2013. In addition, Trio is currently evaluating a number of additional mineral properties in the area that will compliment the Duncan Kerr Property.

We have worked with an independent geologist in order to ascertain a reasonable estimate of costs for our 2013 Exploration Program, based on completing 3,500m of diamond drilling, and some surface work. The breakdown of estimated costs is as follows:

- Surface Work (GIS Compilation, Geological Mapping and Prospecting, Geophysics): $126,350.00

- Diamond Drilling (Drilling and Associated Costs - Phase 1 & 2): $477,250.00

- Administrative costs (Report Writing for Surface, Drilling Reports, Filing, etc.): $22,750.00

Subtotal: $626,350.00

+ $62,635.00 (10% Contingency)

Total = $688,985.00

Initially, all requisite equipment needed to complete the work will be contracted. Based on early management forecasting, the Compilation work could take place in April; Surface work in May and June, and Phase 1 Drilling in July, with Phase 2 Drilling being dependant on the results of Phase 1.

Until such time as we have acquired additional land, and have verified positive drill results from our 2013 Drilling Program, we are not in a position to provide a comprehensive estimate of future exploration costs. This exploration program will require substantial financing and management is currently reviewing financing and funding options. Upon first financing, we plan to upgrade our milling facility, in order to maximize the potential realizable gains from monetizing our existing above-ground mineralized materials. Our aim would be to utilize the revenues generated by the upgraded milling facility to fund our exploration program.

We intend to conduct further exploration initiatives, in order to target additional high-concentration regions, which would be profitable to develop. We plan to have our exploration initiative coincide with our milling program, through which we aim to be able to run a cash-flow positive business by monetizing our above-ground mineralized materials. By monetizing this mineralized material, we aim to be able to fund our exploration and development programs, which management believes will increase the viability and profitability of mineral extraction. By reinvesting the profits realized by monetizing our mineralized material, we anticipate having the ability to expedite our business plan, and fund the expansion of our operations, internally. With a short view toward exploration and immediate monetization of its existing assets through our milling program, Trio aims at a long-term view toward demonstrating a viable and lucrative opportunity for Super Pitting and/or Ramp Mining.

25

Results of Operations

We are in the development stage as defined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 Development Stage Entities (“ASC 915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. Our operations have been limited to the purchase of our initial land position including two patented claims, and the acquisition of fixed assets which will be eventually incorporated into our processing facility. The fixed assets that we have acquired for the milling operation include: the buildings, Cat 235B Excavator, 22x13 Jaw Crusher, Vibratory Screeners, 2 Cat Diesel 300 KVA Generators, Gehl Skid Steer 330, Lift Truck, Digital Scale, and High Speed bagging equipment.

We have conducted minimal operations during the period from May 16, 2012 (date of incorporation) through September 30, 2012 and we have not generated any revenues and had net losses of $479,032 for the period ended September 30, 2012.

Our expenses have been limited to legal and professional fees, consulting fees, travel expenses, and exploration expenses such as acquiring equipment. Exploration expenses are charged to expenses as incurred. Such expenditures amounted to $165,811 from May 16, 2012 (date of incorporation) through September 30, 2012.

Liquidity and Capital Resources

As of September 30, 2012 we had cash of $8,086 and negative working capital of $42,575. Subsequent to year end we entered into four convertible notes for CDN $29,500 and US$ 345,081 and a draw-down facility for up to CDN $500,000. The Company has the ability to draw down this facility over a 12 month period. At the end of the first twelve month period the principal that is drawn will be either converted into equity or exchanged into a convertible note which will have a term of a further twelve (12) months and may converted into equity at the option of the holder.

To date we have funded our operations through advances from a related party and from private third party lenders utilizing convertible notes. As of September 30, 2012 we have entered into convertible notes with Incendia Management Group Inc. in the amount of CDN $266,445, Siderion Capital Group Inc. in the amount of CDN $295,163, and Seagel Investment Corp. in the amount of CDN $ 49,000. Each of the September 30, 2012 convertible notes have a two (2) year term and have an interest rate of 10% per annum. These convertible notes may be converted, at any time at the option of the holder, into the common shares of TrioResources AG Inc., or in the event that Debtor goes public into the shares of the public company at the lower of $1.00 per share, the initial listing price less 20% discount of the price of the public shares, or any financing that is done by the Company by way of a registration statement. Copies of these notes are included as Exhibits to this report.

Subsequent to our year end, as of October 31, 2012 the Company entered into additional convertible notes (which we refer to as the October 31, 2012 convertible notes) with Incendia Management Group Inc. in the amount of CDN $7,000, Siderion Capital Group Inc. in the amount of $20,000, Seagel Investment Corp. in the amount of CDN $2,500, and Seagel Investment Ltd. in the amount of US $345,081.

Each of the October 31, 2012 convertible notes has a term of two (2) years and bears an interest rate of 10% per annum. These October 31, 2012 convertible notes may be converted into the common shares, at any time at the option of the holder, of TrioResources AG Inc., or in the event that Debtor goes public into the shares of the public company at the lower of $1.00 per share, the initial listing price less 20% discount of the public shares, or any financing that is done by the Company by way of a registration statement. Copies of these notes are included as Exhibits to this report.

In addition to these convertible notes the Company also entered into a one-year Draw Down Facility, dated as of November 1, 2012, with Seagel Investment Ltd. as lender, in the maximum amount of CDN $500,000. The Company may from time to time request draw downs on this convertible debt facility subject to the discretion of the lender. The term of the Draw Down Facility is for one year during which the Company may draw down up to CDN $500,000. At the maturity date, any outstanding principal and accrued interest shall be converted into a convertible note with an additional term of two (2) years. Pursuant to the terms of this Draw Down Facility, this convertible debt obligation may, at the option of the creditor, be converted into the common shares of TrioResources AG Inc. at a conversion prices of $1.00 per common share. In the event that the Company goes public the outstanding amounts may be converted into common shares of the public company at the lower of $1.00 per share, and the initial listing price less 20% discount of the public shares, or any financing that is done by the Company via registration statement the Company has an option to convert at whichever price is the lowest of all options above. Through the completion of the reverse takeover of Allied Technologies Group Inc. on December 14, 2012 the Company became public. The obligations under this facility have not been converted into common shares of the Company. A copy of the Draw Down Facility is included as an Exhibit to this report. As of December 14, 2012 the Company has drawn US $110,000 under this Draw-Down Facility.

The proceeds will not be sufficient to develop our business planned capacity or to maximize our revenue potential and as a result we will require additional capital in the near term. We would also require capital to allow us to acquire additional properties adjacent to our property to all for a more efficient use of drilling equipment and provide for the potential of a more economical operation. In addition we will need to provide the Company with working capital. The amount and timing of capital required will depend on when we are able to enter into one or more agreements with refiners or other off-takers and where we are able to enter into agreements either to purchase additional land and the associated patented claims and/or enter into licensing or other working relationships to allow Trio to have access to the largest land asset base as possible within the financial constraints of the Company. If we are unable to generate sufficient cash flow from operations we will be required to raise additional funds either in the form of capital or debt. There are no assurances that we will be able to generate the necessary capital or debt to carry out our current plan of operations.

26

Critical Accounting Policies

The financial statements included in the Report have been prepared assuming that the Company will continue as a going concern. Since its inception in May 2012, the Company has not generated revenue and has incurred net losses. The Company has a working capital deficit of $42,575 as of September 30, 2012, incurred net losses accumulated during the development stage of $479,032. Accordingly, it has not generated cash flows from operations and has primarily relied upon advances from stockholders, promissory notes, advances from unrelated parties, and equity financing to fund its operations.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in US dollars. The Company’s fiscal year-end is September 30. The Company’s functional currency is Canadian dollars (“CDN”). Foreign currency translation adjustments have been reflected as an adjustment to Shareholders’ Equity, Deficit.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

Comprehensive Income (Loss)

For the period ended September 30, 2012 there was a difference between net loss and comprehensive loss in the amount of $10,296 which represented the foreign currency translation adjustment.

Cash

Cash, includes deposits in banks which are unrestricted as to withdrawal or use.

Inventory

Inventory is comprised of mineralized material that is available for immediate concentration and processing. The amount of inventory purchased was 4,000 metric tons and is valued at $1,770, the lower of the original cost or fair market value.

Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 16, 2012. Further, Trio built a facility which is capable of processing our mineralized material. We have not yet realized any revenues from planned operations.

27

Before mineralization is classified as “proven and probable” reserves, costs are expensed and classified as Mineral property and exploration costs. Capitalization of mine development project costs, that meet the definition of an asset, begins once mineralization is classified as “proven and probable reserves.”

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to acquire and develop such property are capitalized. Such costs are amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Mineral Properties

Mineral property acquisition costs are capitalized when incurred and will be amortized using the units –of – production method over the estimated life of the reserve following the commencement of production. If a mineral property is subsequently abandoned or impaired, any capitalized costs will be expensed in the period of abandonment or impairment.

Acquisition costs include cash consideration and the fair market value of shares issued on the acquisition of mineral properties.

Exploration Costs

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred. When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves, the costs incurred after such determination will be capitalized and amortized over their useful lives. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs are being expensed.

Mining Rights

The Company has determined that its patented mining claims meet the definition of mineral resource asset, as defined by accounting standards, and are tangible assets. As a result, the costs of mining assets are initially capitalized as tangible assets when purchased. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserves. The Company’s rights to extract minerals are not limited by time. For mining rights in which proven and probable reserves have not yet been established, the Company assesses the carrying value for impairment at the end of each reporting period. During the period ended September 30, 2012, the Company did not record any impairment charges.

Impairment of Long Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. Management believes no impairment exists as of September 30, 2012.

Fair Value Measurements and Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable, Standards require that the utilization of the highest level of input to determine fair value.

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

28

Level 3 — assets and liabilities whose significant value drivers are unobservable and cooberated by little or no market data.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts, and for tax loss and credit carry-forwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company determines its income tax expense in each of the jurisdictions in which it operates. The income tax expense includes an estimate of the current income tax expense, as well as deferred income tax expense, which results from the determination of temporary differences arising from the different treatment of items for book and tax purposes.

The Company files income tax returns in Canada and the Province of Ontario.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 in 2012 did not have a material impact on the presentation of the Company's financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 100 King Street West, Suite 5600, Toronto, Ontario M5X 1B5. This office is a virtual office that we have contracted for a one-year lease where we pay $100/month in rent and have a virtual office and access to a conference room for meetings.

Trio’s properties are located at LOT 3, CON 4, Coleman Township, District of Temiskaming, Ontario, Canada.

The Company has ancillary offices until June 30, 2013 at 1053 Glenanna Road, Pickering, Ontario, L1V 5E4. It is a one-year lease for corporate offices at a lease amount of $1,500/month.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of the closing of the Share Exchange held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common and Preferred Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the closing of the Share Exchange, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock equivalents as of the closing of the Share Exchange. Unless otherwise indicated, the principal address of each of the persons below is c/o Allied Technologies Group, Inc., 100 King Street West, Suite 5600, Toronto, Ontario M5X 1C9.

	Number of Shares of
	Common Stock and
	Preferred Stock		Percentage of
Executive Officers and Directors	Beneficially Owned		Ownership(1)
J. Duncan Reid	977,530	(1)	28.9%
Donald J. Page	1,000		Less than 1%
Sam Kerr	250		Less than 1%

All Directors and Officers as a Group (3 persons)	978,780		28.9%

Other 5% Shareholders: None

(1) Based on 3,381,000 shares of Common Stock outstanding as of December 14, 2012, after the closing of the Share Exchange and cancellation of the 1,500,000 shares owned by Ihar Yaravenka.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Share Exchange, Ihar Yaravenka resigned from his position as the sole member of our Board of Directors and as the sole officers of the Company. Also effective upon the closing of the Share Exchange, J. Duncan Reid, Donald J. Page, and Sam Kerr were appointed to our Board of Directors to fill the vacancies created by the resignation of Mr. Yaravenka. In addition, our Board of Directors appointed Mr. Reid to serve as our Chief Executive Officer and Chairman of the Board, Mr. Page to serve as our Chief Financial Officer, and Mr. Kerr to serve as our Vice President of Business Development, effective immediately upon the closing of the Share Exchange.

The following table sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange. The Company currently has no non-executive directors.

Name	Age	Position
J. Duncan Reid	53	Chief Executive Officer, Chairman of the Board
Donald J. Page	59	Chief Financial Officer and Director
Sam Kerr	26	Vice President, Business Development and Director

30

J. Duncan Reid, age 53, CEO & Chairman of the Board. J. Duncan Reid has more than 30 years experience in a variety of industries, serving in senior management roles in both private and publicly held companies. Since 2003, Mr. Reid has served as the owner and operator of 2023682 Ontario Inc., a privately held Canadian exploration company that owned a historically active mining property which had mineralized material above ground and which the Company purchased in 2012. Mr. Reid is the founder and since 1997 has served as the CEO of KMA Global Solutions International Inc. (OTCBB: KMAG), a manufacturer and supplier of electronic article surveillance tagging solutions. Mr. Reid has functioned as the owner of 2023682 Ontario Inc. for over ten years. During this time, Mr. Reid has developed both the technical and managerial skills necessary in order to establish, expand, and move Trio to the next level, preparing Trio for extensive development and growth. Mr. Reid earned a Bachelor of Commerce from the University of Windsor, with Honours.

Donald J. Page, CPA C. A., age 59, CFO and Director. Donald J. Page is a strategic senior financial manager with hands on experience working with Boards of Directors, banks, lawyers and investment bankers. Since 1986, Mr. Page has served as the President of Glister Limited. From February 2010 through October 2012, Mr. Page served as the CFO of ADcentricity Corporation, a digital media advertising technology company. Mr. Page served as the Vice President of Finance of Carta Solution Inc. from March 2009 to March 2010. From March 2002 to September 2003, Mr. Page was the Vice Chairman of Kingsdale Capital Partners Inc., a fiscal advisory and financial services firm. Mr. Page is a Chartered Account and member of the Ontario Institute of Chartered Accountants. Mr. Page has strong competencies in budget management, financial forecasting, tax issues, mergers and acquisitions, and is well versed in corporate governance, complex business and tax issues, and has sat on various public company Boards in both the US and Canada. Mr. Page has served as a lecturer in introductory Canadian Income Tax at York University in Toronto. He earned his Bachelor of Arts from the University of Western Ontario, Huron College.

Sam Kerr, age 26, Vice President of Business Development and Director. Mr. Kerr has served in a variety of capacities in the securities and private equity related fields. Mr. Kerr has experience with management and raising capital for start-up enterprises. Mr. Kerr is a co- founder and since June 2011 has served as the Managing Director of Impavidus Investment Group, LLC, a private investment firm. From June 2010 to June 2011 Mr. Kerr served as the Vice President of Business Development for Raw Brokers USA, LLC. From May 2007 to June 2010 Mr. Kerr served as an Account Executive and Consultant for Edenville Consultants Inc. Mr. Kerr earned his Bachelor of Arts from the University of Toronto, with Honours.

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”), which is currently comprised of J. Duncan Reid, Donald J. Page, and Sam Kerr.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company; the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any

•	period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company; the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years

•	that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

31

We have determined that none of our directors are considered “independent” as defined by applicable SEC rules and NASDAQ Stock Market listing standards.

Board Committees

We do not currently have committees of the Board.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time; been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent
•	jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or
•	vacated; been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of
•	disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the
•	Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics but the Board of Directors has a codified Mandate.

32

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation earned during the period from May 16, 2012 (date of inception) to the Company’s fiscal year end September 30, 2012 by our Chief Executive Officer and the two next most highly compensated executive officers.

						Option
Name/Position	Year		Salary		Bonus	Awards	Total
Jeffrey Duncan Reid, CEO	2012		$97,500	(1)	$0	$0	$97,500
Donald J. Page, CFO	2012	(2)	$0		$0	$0	$0
Sam Kerr, VP, Business Development	2012		$9,600		$0	$0	$9,600

(1)	Of the $97,500, Jeffrey Duncan Reid was paid cash of $95,000 and has agreed to accrue $2,500 of unpaid wages.

(2)	Donald J. Page was a consultant to TrioResouces AG Inc. from October 15, 2012 to November 30, 2012 and was hired by TrioResources AG Inc. as CFO on December 1, 2012 and therefore was not paid any compensation prior to September 30, 2012.

Employment Agreements

We have entered into employment agreements with our officers and directors.

Pursuant to their respective employment agreements, Mr. Reid has a base salary of CDN $240,000 (approximately US$241,704) per year, and Messrs. Page and Kerr each have a base salary of CDN $120,000 (approximately US$120,852) per year, which begin on December 1, 2012 and November 26, 2012 respectively. Each of the executive officers is eligible to receive discretionary bonuses but none has ever received a bonus from the Company and the Company does not have a history giving bonuses at this time.

Copies of each of these employment agreements are included as Exhibits to this report. These employment agreements will be assumed by the Company following the Merger.

Director Compensation

Directors of the Company do not receive any cash compensation.

Outstanding Equity Awards at Fiscal Year-End Table

At September 30, 2012, Trio and Allied had no outstanding equity awards.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Related Party Transactions

On May 17, 2012, Trio entered into a purchase agreement (“Purchase Agreement”) with 2023682 Ontario Inc. DBA Canamet Resources and Jeffrey Duncan Reid (“Ontario Inc.”) under which Trio purchased certain of the assets of Ontario Inc., which includes the mining claims and equipment currently owned by Trio. Under the terms of the Purchase Agreement, Trio paid Ontario Inc. CDN $100,000 (approximately US$100,710) and issued a convertible note to Ontario Inc. in the amount of CDN $500,000 (the “Vendor Note”). This note is due two years from the date of issuance and accrues interest at 3% per annum. Should the Company be successful in a ‘going public’ transaction it is convertible into common shares of the Company at the average 5 day bid price within 30 days of the Company’s ‘going public’ event. This convertible note may be repaid at any time without penalty or bonus. This convertible note is interest free for the first 12 months post-closing of the asset purchase, thereafter it accrues interest at the rate of 3% per annum.

Jeffrey Duncan Reid, the CEO and Chairman of the Board of Trio, is also the president of Ontario Inc. In addition, Mr. Reid owns 100% of the issued and outstanding equity of Ontario Inc.

Director Independence

Our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and, therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, we do not have any independent directors. Our Board does not have any committees.

34

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On October 22, 2012, the previous owner of the property, 2023682 Ontario Inc., was fined CDN$56,265 by the Ontario Ministry of the Environment under the Environmental Protection Act for failing to comply with a Court Order to remove specified waste materials from the mill site. Under the terms of the Order, 2023682 Ontario Inc. has until October 22, 2013 to pay the fines and to comply with the Court Order to remove the specified waste material and, in the interim, to ensure that there is no migration or discharge of these materials into the ground or water. The liabilities and obligations with respect to this fine are with 2023682 Ontario Inc. Nevertheless, the Company has obtained a contractual indemnity from 2023682 Ontario Inc. in respect of this matter and any related liabilities in the event that 2023682 Ontario Inc. does not duly satisfy its obligations, and an agreement that 2023682 Ontario Inc. will hold harmless the Company for any fines, legal actions or penalties associated with this matter. In addition, the Company has an agreement with 2023682 Ontario Inc. pursuant to which 2023682 Ontario Inc. has undertaken to dispose, at its cost, of the material as required in the court order within the specified time. In the event that 2023682 Ontario Inc. defaults with respect to any of these obligations, the Company may be subject to liability and exposure, including the disposal of these materials, any interim discharge from these materials (which are not currently in a permitted tailings pond) and related fines. See also “Risk Factors – Damage to the environment could also result from our operations. If our business is involved in one or more of these hazards, we may be subject to claims of a significant size that could force us to cease our operations” elsewhere in this report..

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

 AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on OTCBB, under the symbol “TRII”. However, there is no active market for our Common Stock and our Common Stock has limited trading history.

After the effectiveness of the Company’s Name Change to Trio Resources, Inc., the Company submitted an application to FINRA to change its ticker symbol. The Company’s new symbol is TRII.

Holders

As of the Closing Date of the Exchange Agreement and after giving effect to the Share Exchange, 3,381,000 shares of Common Stock were issued and outstanding, which were held by approximately 59 holders of record.

Of the 3,381,000 shares of Common Stock issued and outstanding, 2,291,000 of such shares are restricted shares under the Securities Act. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are, in general, persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

35

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance. The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate. However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation, bylaws and Nevada law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Prior to the Closing of the Share Exchange, the total authorized shares of capital stock of the Company consisted of 75,000,000 shares of common stock, par value $0.001 per share. As a condition to the Share Exchange and upon the effectiveness of the Charter Amendment, the Company has approved and is authorized to increase the number of authorized shares from 75,000,000 shares to 400,000,000 shares. The effective date of the forward split is December 31, 2012.

Common Stock

Holders of our common stock are entitled to receive notice of and to attend all meetings of our stockholders, and to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

As of December 14, 2012 and immediately following the Share Exchange, including the cancellation of the 1,500,000 shares of common stock owned by Ihar Yaravenka and the issuance of 161,000 shares to Seagel Investment per its Consulting Agreement, 3,381,000 shares of Common Stock were issued and outstanding, which were held by 59 holders of record. Following the effectiveness of the Forward Stock Split, which we expect to be effective within 10 days of the closing of the Share Exchange, there will be 338,100,000 shares of Common Stock issued and outstanding.

Dividends

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not paid any cash dividends on our Common Stock and do not plan to pay any such dividends in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

36

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board of Directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our Company by replacing our Board of Directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the tockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination law would discourage parties interested in taking control of our company if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. The Company has not opted out of the business combination provisions, but currently has fewer than 200 stockholders of record so it does not currently apply to us.

37

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, but currently has fewer than 200 stockholders of record so it does not currently apply to us.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except for liability of a director or officer for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) payment of dividends in violation of Section 78-300 of the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

38

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that the Company:

•	shall and does hereby indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Stock Transfer Agent

Our stock transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures in Item 4.01 below are hereby incorporated by reference to this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

In connection with the Exchange Agreement, on December 14, 2012, we issued an aggregate of 2,130,000 shares of our common stock to the Trio Shareholders. We received in exchange from the Trio Shareholders the 2,130,000 shares of TrioResources AG Inc., representing 100% of the issued and outstanding shares of TrioResources AG Inc., which exchange resulted in TrioResources AG Inc. becoming our wholly-owned subsidiary. The shares of common stock of Allied issued to the Trio Shareholders in connection with the Share Exchange, and the original issuance of common stock of Trio to the Trio Shareholders, were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Such reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

39

On September 30, 2012, TrioResources AG Inc. entered into a financing agreement with three separate investors in the aggregate amount of $621,049 for the sale of convertible notes. In addition, on October 31, 2012, TrioResources AG Inc. entered into a similar financing agreement with the same 3 investors for an additional CDN $ 29,500 and US$ 345,081. These convertible notes were assigned and assumed to us in connection with the Exchange Agreement. The convertible notes were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Such reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On November 1, 2012, TrioResources AG Inc. entered into a Convertible Note Draw-Down Facility with Seagel Investment, Ltd. in the total amount of CDN $ 500,000. Pursuant to the terms of this Draw-Down Facility, TrioResources AG Inc. may request funds from Seagel Investment, Ltd. Every time a Draw-Down is completed, Seagel Investment, Ltd. receives a convertible note that bears interest at 10% per annum and converts into common stock at a price equal to the lower of: (i) $1.00 per share; or (ii) a 20% discount to the initial listing price or the price of any equity financing completed by the Company. These convertible notes were assigned and assumed to us in connection with the Exchange Agreement. The Draw-Down Facility was issued and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Such reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On May 17, 2012, TrioResources AG Inc. entered into a Consulting Agreement with Seagel Investment Corp. Per the Consulting Agreement, Seagel is entitled to 5% of the number of shares issued and outstanding immediately following the closing of a “going public’ transaction. In connection with the Exchange Agreement, we issued Seagel Investment Corp a total of 161,000 shares, or 5% of the total number of shares outstanding following the Exchange Agreement. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Such reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Accountant Previously Engaged as Principal Accountant.

On December 14, 2012, in connection with the consummation of the Share Exchange and related transactions, the Company dismissed Silberstein Ungar, PLLC CPAs (“Silberstein”), as the independent registered public accounting firm of the Company. The dismissal was approved by the Board of Directors.

40

The reports of Silberstein on the financial statements of the Company for the fiscal years ended September 30, 2012 and 2011, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2012 and 2011, and through the date of engagement, there were no (1) disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Silberstein, would have caused them to make reference thereto in their reports on the financial statements for such years; or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Silberstein furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated December 14, 2012, indicating that it is in agreement with such disclosures is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Accountant as Principal Accountant.

On December 14, 2012, the Board of Directors approved the appointment of MNP LLP (“MNP”) as the independent registered public accounting firm of the Company.

During the Company’s most recent fiscal years and through the date of engagement, neither the Company nor anyone on behalf of the Company consulted with MNP regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and MNP did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Prior to the Share Exchange, Ihar Yaravenka, the former sole officer and director of Allied, owned 1,500,000 shares of Common Stock, comprising approximately 57.9%, of the issued and outstanding shares.

As a result of the Share Exchange, the Trio Shareholders own 66.15% of the issued and outstanding shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Ihar Yaravenka submitted a resignation letter to Allied resigning from his position as the sole director and officer, effective upon the closing of the Share Exchange and the appointment of replacement directors and officers. The resignation of Mr.

Yaravenka was not in connection with any known disagreement with us on any matter.

On the Closing Date, J. Duncan Reid, Donald J. Page, and Sam Kerr were appointed by our Board of Directors to fill the vacancies created by the resignation of Mr. Yaravenka, effective upon the closing of the Share Exchange.

In addition, on the Closing Date, the Board of Directors appointed Mr. Reid to serve as our Chief Executive Officer and Chairman of the Board, Mr. Page to serve as our Chief Financial Officer, and Mr. Kerr to serve as our Vice President of Business Development, effective immediately upon the closing of the Share Exchange.

For certain biographical and other information regarding the new directors and officers of the Company, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles Of Incorporation or Bylaws; Change in Fiscal Year.

As a condition to the Share Exchange Agreement, on December 14, 2012, Allied filed a Certificate of Amendment of its Articles of Incorporation (the “Charter Amendment”) with the Secretary of State of Nevada to (1) change its name from Allied Technologies Group, Inc. to Trio Resources, Inc. (the “Name Change”) and (2) increase its total authorized shares of Common Stock, from 75,000,000 shares to 400,000,000 shares (the “Authorized Share Increase”).

41

The Charter Amendment was adopted by the sole director and Majority Shareholder of Allied before the effectiveness of the Share Exchange Agreement, as a condition to Closing.

A copy of the Charter Amendment is attached to this current report as Exhibit 3.2 and is incorporated herein by reference.

As a further condition to the Share Exchange Agreement, on December 14, 2012, the Board of Directors of Allied approved and authorized the officers of the Company to take such necessary steps to effect a forward stock split of the issued and outstanding shares of Common Stock, such that each lot of one (1) issued and outstanding share of Common Stock shall be automatically changed and converted into one hundred (100) shares of Common Stock, payable to all holders of record of the Common Stock as of ten days following the closing of the Exchange Agreement (the “Forward Stock Split”).

Item 5.06	Change in Shell Company Status.

To the extent that we might have been deemed to be a shell company prior to the closing of the Share Exchange, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference. Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), the Audited Financial Statements for the period ended September 30, 2012 for Trio are included with this Current Report beginning on Page F-1.

(b) Pro Forma Financial Information.

Pro Forma Financial Information is not presented as it would duplicate the financial information in the Financial Statements of TrioResources AG Inc. because Allied Technologies was a shell company with no assets, revenues or liabilities at the time of closing this transaction.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

42

Exhibit
No.	Description
2.1	Share Exchange Agreement, dated December 14, 2012, by and among Allied Technologies Group, Inc., Ihar Yaravenka, TrioResources AG Inc., and the shareholders of TrioResources AG Inc.*
3.2	Amendment No. 1 to the Articles of Incorporation of Allied Technologies Group, Inc. *
3.3	Bylaws of Allied Technologies Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on December 11, 2011).*
10.1	Purchase Agreement, dated May 17, 2012, by and between TrioResources AG Inc. and 2023682 Ontario Inc. DBA Canamet Resources and Jeffrey D. Reid.
10.2	Consultant Services Agreement, dated May 17, 2012, by and between TrioResources AG Inc. and Seagel Investment Corp.
10.3	Employment Agreement, effective November 26, 2012, by and between TrioResources AG Inc. and J. Duncan Reid.
10.4	Employment Agreement, effective December 1, 2012, by and between TrioResources AG Inc. and Donald J. Page.
10.5	Employment Agreement, effective November 26, 2012, by and between TrioResources AG Inc. and Sam Kerr.
10.6	Convertible Note, dated September 30, 2012, by and between TrioResources AG Inc. and Incendia Management Group Inc.
10.7	Convertible Note, dated September 30, 2012, by and between TrioResources AG Inc. and Siderion Capital Group Inc.
10.8	Convertible Note, dated September 30, 2012, by and between TrioResources AG Inc. and Seagel Investment Corp.
10.9	Convertible Note, dated October 31, 2012, by and between TrioResources AG Inc. and Seagel Investment Ltd.
10.10	Convertible Note, dated October 31, 2012, by and between TrioResources AG Inc. and Incendia Management Group Inc.
10.11	Convertible Note, dated October 31, 2012, by and between TrioResources AG Inc. and Siderion Capital Group Inc.
10.12	Convertible Note, dated October 31, 2012, by and between TrioResources AG Inc. and Seagel Investment Corp.
10.13	Draw-Down Facility, dated November 1, 2012, by and between TrioResources AG Inc. and Seagel Investment Ltd.
16.1	Letter from Silberstein Ungar, PLLC CPAs*
35.1	Indemnity and Remediation Agreement
99.1	TrioResources AG Inc. audited financial statements for the period from May 16, 2012 (inception) to September 30, 2012.*
*	Previously filed

43

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2013	TRIO RESOURCES, INC.

By:	/s/ Jeffrey Duncan Reid
Jeffrey Duncan Reid, Chief Executive Officer

44